1 North Brentwood Boulevard	Phone: 314.854.8000
15th Floor	Fax: 314.854.8003
St. Louis, Missouri 63105
www.Belden.com

News Release

Belden Reports Strong Results for Fourth Quarter and Full Year 2015

St. Louis, Missouri – February 9, 2016 – Belden Inc. (NYSE: BDC), a global leader in high quality, end-to-end signal transmission solutions for mission-critical applications, today reported fiscal fourth quarter and full year 2015 results for the period ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Delivered GAAP fourth quarter revenues of $597.2 million, and adjusted fourth quarter revenues of $602.5 million;

•	Expanded adjusted gross profit margins to a record 43.1%, up 570 basis points from 37.4% in the year-ago period;

•	Generated record adjusted EBITDA of $114.6 million, an improvement of 14.9% year over year, representing 19.0% of revenue in the quarter;

•	Achieved record adjusted EPS of $1.63 in the quarter, increasing more than 31% from the prior year period; and

•	Paid down $150 million of long-term debt during the period.

Full Year 2015 Highlights

•	Achieved record GAAP revenues of $2.31 billion and record adjusted revenues of $2.36 billion, the latter an increase of 7.4% year-over-year in constant currency;

•	Expanded adjusted gross profit margins to a record 41.6%, increasing 460 basis points from 37.0% in the year-ago period;

•	Drove adjusted EBITDA margins to a record 17.0%, increasing 150 basis points from 15.5% in the year-ago period; and

•	Delivered record adjusted EPS of $4.98, up 17.7% over last year’s $4.23.

Fourth Quarter 2015

On a GAAP basis, revenues for the quarter totaled $597.2 million, declining $11.7 million, or 1.9%, compared to $608.9 million in the fourth quarter 2014. Gross profit margin in the fourth quarter was 41.9%, increasing 620 basis points from 35.7% in the year-ago period. Operating income was $57.0 million, an increase of 31.8% from the prior-year period. Operating profit margin in the fourth quarter was 9.5%, increasing from 7.1% in the year-ago period. EPS totaled $1.17, compared to $0.35 in the fourth quarter 2014, a year-over-year increase of 234%. The Company recognized an income tax benefit for the quarter, primarily as a result of the recognition of a significant amount of foreign tax credits.

Adjusted revenues for the quarter totaled $602.5 million, declining $11.2 million, or 1.8%, compared to $613.7 million in the fourth quarter 2014. Adjusted gross profit margin in the fourth quarter was 43.1%, increasing 570 basis points from 37.4% in the year-ago period. Adjusted

Belden Reports Strong Results for Fourth Quarter and Full Year 2015

EBITDA margin in the fourth quarter was 19.0%, increasing 270 basis points from 16.3% in the year-ago period. Adjusted EPS totaled $1.63, compared to $1.24 in the fourth quarter 2014, a year-over-year increase of 31.5%. Adjusted results are non-GAAP measures, and a non-GAAP reconciliation table is provided as an appendix to this release.

John Stroup, President and CEO of Belden Inc., said, “We are thrilled to report the record results noted above. Despite a host of challenging macroeconomic factors, our attractive portfolio, robust business system, and dedicated global team were up to the challenge. This level of earnings growth and margin expansion, in this macroeconomic environment, is obviously quite special.”

Full Year 2015

On a GAAP basis, revenues for the year totaled $2.309 billion, up slightly, compared to $2.308 billion in the full year 2014. Gross profit margin in 2015 was 39.8%, increasing 430 basis points from 35.5% in the year-ago period. Operating profit margin in 2015 was 6.1%, decreasing 100 basis points from 7.1% in the year-ago period. EPS totaled $1.55, compared to $1.69 in 2014, a year-over-year decrease of 8.3%. The year-over-year decrease in both operating profit margin and EPS was largely a result of amortization of intangibles from Tripwire. The Company recognized an income tax benefit for the year, primarily as a result of the recognition of a significant amount of foreign tax credits.

Adjusted revenues for the year totaled $2.361 billion, up $41 million, or 1.8%, compared to $2.320 billion in 2014. Adjusted gross profit margin in 2015 was 41.6%, increasing 460 basis points from 37.0% in the year-ago period. Adjusted EBITDA margin in 2015 was 17.0%, increasing 150 basis points from 15.5% in the year-ago period. Adjusted EPS totaled $4.98, compared to $4.23 in 2014, a year-over-year increase of 17.7%.

Mr. Stroup remarked, “2015 was a year in which macroeconomic factors shifted quickly and unexpectedly. As we’ve done consistently for years, share capture, effective acquisition integration and productivity initiatives allowed us to drive EBITDA margins to their highest level in company history. Adjusted EPS of $4.98 represents a company record, growing almost 18% from 2014. And finally, the repayment of $150 million of debt highlights our ability to generate cash and our commitment to reducing leverage.”

Outlook

“As we shared with you in December, we expect industrial market softness will be offset by strength in our Broadband, Enterprise, and Network Security markets. As we enter the new year, I’m encouraged by our team’s ability to outperform in a variety of market situations,” said Mr. Stroup.

The Company expects first quarter 2016 adjusted revenues to be $530 – $550 million and adjusted EPS to be $0.90 – $1.00. For the full year ending December 31, 2016, the Company continues to expect adjusted revenues to be $2.295 – $2.345 billion. The expected range of adjusted EPS continues to be $5.10 – $5.40.

Belden Reports Strong Results for Fourth Quarter and Full Year 2015

On a GAAP basis, the Company expects first quarter 2016 revenues to be $528 – $548 million and EPS to be $0.11 – $0.21. For the full year ending December 31, 2016, the Company expects revenues to be $2.288 – $2.338 billion and EPS to be $2.68 – $2.98.

Earnings Conference Call

Management will host a conference call today at 8:30 am EST to discuss results of the quarter and full-year. The listen-only audio of the conference call will be broadcast live via the Internet at http://investor.belden.com. The dial-in number for participants in the U.S. is 888-287-5563; the dial-in number for participants outside the U.S. is 719-325-2432. A replay of this conference call will remain accessible in the investor relations section of the Company’s Web site for a limited time.

BELDEN INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(In thousands, except per share data)

Revenues	$597,244	$608,910	$2,309,222	$2,308,265
Cost of sales	(347,127)	(391,295)	(1,391,049)	(1,488,816)

Gross profit	250,117	217,615	918,173	819,449
Selling, general and administrative expenses	(130,405)	(128,091)	(527,288)	(487,945)
Research and development	(37,312)	(31,281)	(148,311)	(113,914)
Amortization of intangibles	(25,701)	(15,687)	(103,791)	(58,426)
Income from equity method investment	311	715	1,770	3,955

Operating income	57,010	43,271	140,553	163,119
Interest expense, net	(26,582)	(23,314)	(100,613)	(81,573)

Income from continuing operations before taxes	30,428	19,957	39,940	81,546
Income tax benefit (expense)	19,228	(4,543)	26,568	(7,114)

Income from continuing operations	49,656	15,414	66,508	74,432
Income (loss) from discontinued operations, net of tax	—	579	(242)	579
Loss from disposal of discontinued operations, net of tax	—	—	(86)	(562)

Net income	49,656	15,993	66,180	74,449
Less: Net loss attributable to noncontrolling interest	(24)	—	(24)	—

Net income attributable to Belden stockholders	$49,680	$15,993	$66,204	$74,449

Weighted average number of common shares and equivalents:
Basic	41,978	42,796	42,390	43,273
Diluted	42,482	43,516	42,953	43,997

Basic income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.18	$0.36	$1.57	$1.72
Discontinued operations	—	0.01	(0.01)	0.01
Disposal of discontinued operations	—	—	—	(0.01)

Net income	$1.18	$0.37	$1.56	$1.72

Diluted income (loss) per share attributable to Belden stockholders:
Continuing operations	$1.17	$0.35	$1.55	$1.69
Discontinued operations	—	0.01	(0.01)	0.01
Disposal of discontinued operations	—	—	—	(0.01)

Net income	$1.17	$0.36	$1.54	$1.69

Dividends declared per share	$0.05	$0.05	$0.20	$0.20

BELDEN INC.

OPERATING SEGMENT INFORMATION

(Unaudited)

	Broadcast Solutions	Enterprise Connectivity Solutions	Industrial Connectivity Solutions	Industrial IT Solutions	Network Security Solutions	Total Segments
	(In thousands, except percentages)
For the three months ended December 31, 2015

Segment Revenues	$239,539	$109,440	$141,801	$62,776	$48,948	$602,504
Segment EBITDA	46,702	18,294	23,863	11,522	14,707	115,088
Segment EBITDA margin	19.5%	16.7%	16.8%	18.4%	30.0%	19.1%

Depreciation expense	4,284	2,912	2,705	580	1,019	11,500
Amortization of intangibles	12,733	134	725	1,490	10,619	25,701
Severance, restructuring, and acquisition integration costs	10,535	(109)	3,174	167	(130)	13,637
Purchase accounting effects of acquisitions	132	52	67	32	42	325
Deferred gross profit adjustments	(343)	—	—	—	6,793	6,450

For the three months ended December 31, 2014

Segment Revenues	$253,236	$110,780	$173,707	$76,004	$—	$613,727
Segment EBITDA	44,428	14,463	26,466	15,915	—	101,272
Segment EBITDA margin	17.5%	13.1%	15.2%	20.9%	n/a	16.5%

Depreciation expense	5,207	3,111	3,153	622	—	12,093
Amortization of intangibles	12,776	153	434	2,324	—	15,687
Severance, restructuring, and acquisition integration costs	13,796	1,271	1,703	5,248	—	22,018
Purchase accounting effects of acquisitions	1,116	322	795	434	—	2,667
Deferred gross profit adjustments	4,055	—	—	—	—	4,055

For the twelve months ended December 31, 2015

Segment Revenues	$900,637	$445,243	$603,350	$244,303	$167,050	$2,360,583
Segment EBITDA	142,428	71,508	99,941	43,253	44,620	401,750
Segment EBITDA margin	15.8%	16.1%	16.6%	17.7%	26.7%	17.0%

Depreciation expense	17,103	11,783	11,235	2,293	4,137	46,551
Amortization of intangibles	50,989	543	3,154	5,859	43,246	103,791
Severance, restructuring, and acquisition integration costs	39,078	723	6,228	169	972	47,170
Purchase accounting effects of acquisitions	132	52	334	32	9,197	9,747
Deferred gross profit adjustments	2,446	—	—	—	50,430	52,876

For the twelve months ended December 31, 2014

Segment Revenues	$928,586	$455,795	$682,374	$253,464	$—	$2,320,219
Segment EBITDA	140,367	66,035	106,097	47,927	—	360,426
Segment EBITDA margin	15.1%	14.5%	15.5%	18.9%	n/a	15.5%

Depreciation expense	16,553	13,744	11,145	2,294	—	43,736
Amortization of intangibles	50,739	650	1,236	5,801	—	58,426
Severance, restructuring, and acquisition integration costs	48,557	3,318	11,953	6,999	—	70,827
Purchase accounting effects of acquisitions	8,574	608	1,328	2,030	—	12,540
Deferred gross profit adjustments	10,777	—	—	—	—	10,777

BELDEN INC.

OPERATING SEGMENT RECONCILIATION TO CONSOLIDATED RESULTS

(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(In thousands)

Total Segment Revenues	$602,504	$613,727	$2,360,583	$2,320,219
Deferred revenue adjustments	(5,260)	(4,817)	(51,361)	(11,954)

Consolidated Revenues	$597,244	$608,910	$2,309,222	$2,308,265

Total Segment EBITDA	$115,088	$101,272	$401,750	$360,426
Income from equity method investment	311	715	1,770	3,955
Eliminations	(776)	(2,196)	(2,832)	(4,956)

Consolidated Adjusted EBITDA (1)	114,623	99,791	400,688	359,425
Depreciation expense	(11,500)	(12,093)	(46,551)	(43,736)
Amortization of intangibles	(25,701)	(15,687)	(103,791)	(58,426)
Severance, restructuring, and acquisition integration costs	(13,637)	(22,018)	(47,170)	(70,827)
Deferred gross profit adjustments	(6,450)	(4,055)	(52,876)	(10,777)
Purchase accounting effects related to acquisitions	(325)	(2,667)	(9,747)	(12,540)

Consolidated operating income	57,010	43,271	140,553	163,119
Interest expense, net	(26,582)	(23,314)	(100,613)	(81,573)

Consolidated income from continuing operations before taxes	$30,428	$19,957	$39,940	$81,546

(1)	Consolidated Adjusted EBITDA is a non-GAAP measure. See Reconciliation of Non-GAAP Measures for additional information.

BELDEN INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2015	December 31, 2014
	(Unaudited)
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$216,751	$741,162
Receivables, net	387,386	379,777
Inventories, net	195,942	228,398
Other current assets	43,085	42,656

Total current assets	843,164	1,391,993

Property, plant and equipment, less accumulated depreciation	310,629	316,385
Goodwill	1,385,115	943,374
Intangible assets, less accumulated amortization	655,871	461,292
Deferred income taxes	34,295	60,652
Other long-lived assets	86,767	86,974

	$3,315,841	$3,260,670

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$223,514	$272,439
Accrued liabilities	323,249	248,072
Current maturities of long-term debt	2,500	2,500

Total current liabilities	549,263	523,011

Long-term debt	1,750,521	1,765,422
Postretirement benefits	105,230	122,627
Deferred income taxes	46,034	11,015
Other long-term liabilities	39,270	31,409
Stockholders’ equity:
Common stock	503	503
Additional paid-in capital	605,660	595,389
Retained earnings	679,716	621,896
Accumulated other comprehensive loss	(58,987)	(46,031)
Treasury stock	(402,793)	(364,571)

Total Belden stockholders’ equity	824,099	807,186

Noncontrolling interest	1,424	—

Total stockholders’ equity	825,523	807,186

	$3,315,841	$3,260,670

BELDEN INC.

CONDENSED CONSOLIDATED CASH FLOW STATEMENTS

(Unaudited)

	Twelve Months Ended
	December 31, 2015	December 31, 2014
	(In thousands)
Cash flows from operating activities:
Net income	$66,180	$74,449
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	150,342	102,162
Share-based compensation	17,745	18,858
Income from equity method investment	(1,770)	(3,955)
Tax benefit related to share-based compensation	(5,050)	(6,859)
Deferred income tax benefit	(45,674)	(17,796)
Changes in operating assets and liabilities, net of the effects of currency exchange rate changes and acquired businesses:
Receivables	6,066	(15,810)
Inventories	19,204	(2,260)
Accounts payable	(38,907)	28,120
Accrued liabilities	59,214	(5,598)
Accrued taxes	11,981	9,058
Other assets	(3,070)	10,223
Other liabilities	149	3,436

Net cash provided by operating activities	236,410	194,028

Cash flows from investing activities:
Cash used to acquire businesses, net of cash acquired	(695,345)	(347,817)
Capital expenditures	(54,969)	(45,459)
Proceeds from disposal of tangible assets	533	1,884
Proceeds from (payments for) disposal of businesses	3,527	(956)

Net cash used for investing activities	(746,254)	(392,348)

Cash flows from financing activities:
Borrowings under credit arrangements	200,000	456,163
Tax benefit related to share-based compensation	5,050	6,859
Proceeds from noncontrolling interest	1,470	—
Debt issuance costs paid	(898)	(10,700)
Cash dividends paid	(8,395)	(8,699)
Withholding tax payments for share based payment awards, net of proceeds from the exercise of stock options	(11,693)	(11,708)
Payments under share repurchase program	(39,053)	(92,197)
Payments under borrowing arrangements	(152,500)	(2,500)

Net cash provided by (used for) financing activities	(6,019)	337,218

Effect of foreign currency exchange rate changes on cash and cash equivalents	(8,548)	(11,040)

Increase (decrease) in cash and cash equivalents	(524,411)	127,858
Cash and cash equivalents, beginning of period	741,162	613,304

Cash and cash equivalents, end of period	$216,751	$741,162

BELDEN INC.

CONSOLIDATED RECONCILIATION OF NON-GAAP MEASURES

(Unaudited)

In addition to reporting financial results in accordance with accounting principles generally accepted in the United States, we provide non-GAAP operating results adjusted for certain items, including: asset impairments; accelerated depreciation expense due to plant consolidation activities; purchase accounting effects related to acquisitions, such as the adjustment of acquired inventory and deferred revenue to fair value and transaction costs; revenue and cost of sales deferrals for certain acquired product lines subject to software revenue recognition accounting requirements; severance, restructuring, and acquisition integration costs; gains (losses) recognized on the disposal of businesses and tangible assets; amortization of intangible assets; gains (losses) on debt extinguishment; discontinued operations; and other costs. We utilize the adjusted results to review our ongoing operations without the effect of these adjustments and for comparison to budgeted operating results. We believe the adjusted results are useful to investors because they help them compare our results to previous periods and provide important insights into underlying trends in the business and how management oversees our business operations on a day-to-day basis. Adjusted results should be considered only in conjunction with results reported according to accounting principles generally accepted in the United States.

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(In thousands, except percentages and per share amounts)

GAAP revenues	$597,244	$608,910	$2,309,222	$2,308,265
Deferred revenue adjustments	5,260	4,817	51,361	11,954

Adjusted revenues	$602,504	$613,727	$2,360,583	$2,320,219

GAAP gross profit	$250,117	$217,615	$918,173	$819,449
Deferred gross profit adjustments	6,450	4,055	52,876	10,777
Severance, restructuring, and acquisition integration costs	3,024	7,388	9,364	20,665
Accelerated depreciation	50	255	225	255
Purchase accounting effects related to acquisitions	—	133	267	8,433

Adjusted gross profit	$259,641	$229,446	$980,905	$859,579

GAAP gross profit margin	41.9%	35.7%	39.8%	35.5%
Adjusted gross profit margin	43.1%	37.4%	41.6%	37.0%

GAAP operating income	$57,010	$43,271	$140,553	$163,119
Amortization of intangible assets	25,701	15,687	103,791	58,426
Severance, restructuring, and acquisition integration costs	13,637	22,018	47,170	70,827
Deferred gross profit adjustments	6,450	4,055	52,876	10,777
Purchase accounting effects related to acquisitions	325	2,667	9,747	12,540
Accelerated depreciation	81	1,074	388	1,074

Total operating income adjustments	46,194	45,501	213,972	153,644

Depreciation expense	11,419	11,019	46,163	42,662

Adjusted EBITDA	$114,623	$99,791	$400,688	$359,425

GAAP operating income margin	9.5%	7.1%	6.1%	7.1%
Adjusted EBITDA margin	19.0%	16.3%	17.0%	15.5%

GAAP income from continuing operations	$49,656	$15,414	$66,508	$74,432
Operating income adjustments from above	46,194	45,501	213,972	153,644
Tax effect of adjustments	(26,558)	(7,043)	(66,777)	(41,909)

Adjusted income from continuing operations	$69,292	$53,872	$213,703	$186,167

GAAP income from continuing operations	$49,656	$15,414	$66,508	$74,432
Less: Net loss attributable to noncontrolling interest	(24)	—	(24)	—

GAAP income from continuing operations attributable to Belden stockholders	$49,680	$15,414	$66,532	$74,432

Adjusted income from continuing operations	$69,292	$53,872	$213,703	$186,167
Less: Net loss attributable to noncontrolling interest	(24)	—	(24)	—
Less: Amortization expense attributable to noncontrolling interest, net of tax	5	—	5	—

Adjusted income from continuing operations attributable to Belden stockholders	$69,311	$53,872	$213,722	$186,167

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$1.17	$0.35	$1.55	$1.69
Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$1.63	$1.24	$4.98	$4.23

GAAP and Adjusted diluted weighted average shares	42,482	43,516	42,953	43,997

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

FREE CASH FLOW

(Unaudited)

We define free cash flow, which is a non-GAAP financial measure, as net cash provided by operating activities adjusted for capital expenditures net of the proceeds from the disposal of tangible assets and certain cash payments for severance and other costs for the integration of our 2014 acquisition of Grass Valley. We believe free cash flow provides useful information to investors regarding our ability to generate cash from business operations that is available for acquisitions and other investments, service of debt principal, dividends and share repurchases. We use free cash flow, as defined, as one financial measure to monitor and evaluate performance and liquidity. Non-GAAP financial measures should be considered only in conjunction with financial measures reported according to accounting principles generally accepted in the United States. Our definition of free cash flow may differ from definitions used by other companies.

	Three Months Ended		Twelve Months Ended
	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
	(In thousands)
GAAP net cash provided by operating activities	$144,429	$129,262	$236,410	$194,028
Capital expenditures, net of proceeds from the disposal of tangible assets	(15,475)	(14,291)	(54,436)	(43,575)
Cash paid for severance and other costs for the integration of our acquisition of Grass Valley	—	15,935	—	37,720

Non-GAAP free cash flow	$128,954	$130,906	$181,974	$188,173

BELDEN INC.

RECONCILIATION OF NON-GAAP MEASURES

2016 REVENUES AND EARNINGS GUIDANCE

	Year Ended December 31, 2016	Three Months Ended April 3, 2016

Adjusted revenues	$2.295 - $2.345 billion	$530 - $550 million
Deferred revenue adjustments	($7 million)	($2 million)

GAAP revenues	$2.288 - $2.338 billion	$528 - $548 million

Adjusted income from continuing operations per diluted share attributable to Belden stockholders	$5.10 - $5.40	$0.90 - $1.00
Amortization of intangible assets	($1.71)	($0.45)
Severance, restructuring, and acquisition integration costs	($0.60)	($0.30)
Deferred gross profit adjustments	($0.11)	($0.04)

GAAP income from continuing operations per diluted share attributable to Belden stockholders	$2.68 - $2.98	$0.11 - $0.21

Our guidance for revenues and income from continuing operations per diluted share attributable to Belden stockholders is based upon information currently available regarding events and conditions that will impact our future operating results. In particular, our results are subject to the factors listed in the Forward-Looking Statements in this release. In addition, our actual results are likely to be impacted by other additional events for which information is not available, such as asset impairments, purchase accounting effects related to acquisitions, severance, restructuring, and acquisition integration costs, gains (losses) recognized on the disposal of tangible assets, gains (losses) on debt extinguishment, discontinued operations, and other gains (losses) related to events or conditions that are not yet known.

Belden Reports Strong Results for Fourth Quarter and Full Year 2015

Earnings per Share (EPS)

All references to EPS within this earnings release refer to income from continuing operations per diluted share attributable to Belden stockholders.

Use of Non-GAAP Financial Information

Adjusted results are non-GAAP measures that reflect certain adjustments the Company makes to provide insight into operating results. GAAP to non-GAAP reconciliations accompany the consolidated financial statements included in this release and have been published to the investor relations section of the Company’s Web site at http://investor.belden.com.

Forward-Looking Statements

This release contains forward-looking statements including our expectations for the first quarter and full-year 2016. Forward-looking statements also include any other statements regarding future financial performance (including revenues, expenses, earnings, margins, cash flows, dividends, capital expenditures and financial condition), plans and objectives, and related assumptions. Forward-looking statements reflect management’s current beliefs and expectations and are not guarantees of future performance. Actual results may differ materially from those suggested by any forward-looking statements for a number of reasons, including: the impact of a challenging global economy or a downturn in served markets; the cost and availability of raw materials including copper, plastic compounds, electronic components, and other materials; the competitiveness of the global broadcast, enterprise, and industrial markets; disruption of, or changes in, the Company’s key distribution channels; volatility in credit and foreign exchange markets; the inability to successfully complete and integrate acquisitions in furtherance of the Company’s strategic plan; the inability to execute and realize the expected benefits from strategic initiatives (including revenue growth, cost control, and productivity improvement programs); political and economic uncertainties in the countries where the Company conducts business, including emerging markets; the inability of the Company to develop and introduce new products and competitive responses to our products; assertions that the Company violates the intellectual property of others and the ownership of intellectual property by competitors and others that prevents the use of that intellectual property by the Company; variability in the Company’s quarterly and annual effective tax rates; the impairment of goodwill and other intangible assets and the resulting impact on financial performance; the impact of regulatory requirements and other legal compliance issues; disruptions in the Company’s information systems including due to cyber-attacks; perceived or actual product failures; risks related to the use of open source software; disruptions and increased costs attendant to collective bargaining groups and other labor matters; and other factors.

For a more complete discussion of risk factors, please see our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on February 23, 2015. Belden disclaims any duty to update any forward looking statements as a result of new information, future developments, or otherwise, except as required by law.

About Belden

Belden Reports Strong Results for Fourth Quarter and Full Year 2015

Belden Inc. delivers a comprehensive product portfolio designed to meet the mission-critical network infrastructure needs of industrial, enterprise and broadcast markets. With innovative solutions targeted at reliable and secure transmission of rapidly growing amounts of data, audio and video needed for today’s applications, Belden is at the center of the global transformation to a connected world. Founded in 1902, the company is headquartered in St. Louis and has manufacturing capabilities in North and South America, Europe and Asia. For more information, visit us at www.belden.com or follow us on Twitter @BeldenInc.

Contact:

Belden Investor Relations

314-854-8054

Investor.Relations@Belden.com

BDC-E